Merit Medical Systems, Inc.

Conflict Minerals Report

For Calendar Year 2024

Merit Medical Systems, Inc. (“Merit,” the “Company,” “we,” “us,” or “our”) submits this Conflict Minerals Report for the period January 1 to December 31, 2024, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products or products contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, wolframite and gold, including their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TG”).

Overview

Merit’s Business

Merit is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy.

Our world headquarters is located in South Jordan, Utah, with our principal office for European operations located in Galway, Ireland and our principal office for Asian distribution located in Beijing, China. We also support our European operations from a distribution and customer service facility located in Maastricht, The Netherlands. In addition, we lease commercial space in India, Hong Kong, Italy, Dubai, Australia, Canada, Brazil, Malaysia, South Korea, Japan, South Africa, Singapore, Great Britain, Vietnam, Taiwan, New Zealand, Indonesia, and France, as well as in California and Texas. Our principal manufacturing and packaging facilities are located in Utah, Virginia, Texas, Florida, Ireland, Brazil, Singapore, Mexico, France and The Netherlands. Our research and development activities are conducted principally at facilities located in Utah, California, Texas, Ireland and France.

We design, develop, market and manufacture, through our own operations and contract manufacturers, medical products that offer a high level of quality, value and safety to our customers, as well as the patients they serve. Our products are used in the following clinical areas: radiology; diagnostic and interventional cardiology; interventional radiology; neurointerventional radiology; vascular, general and thoracic surgery; electrophysiology; cardiac rhythm management; interventional pulmonology; interventional nephrology; orthopedic spine surgery; interventional oncology; pain management; breast cancer surgery, outpatient access centers; intensive care; imaging; and interventional gastroenterology. These products are collectively referred to as “Covered Products”.

Reasonable Country of Origin Inquiry

We have reviewed internal product information and conducted a survey of suppliers of metal parts for the Covered Products. Based on inquiries to suppliers of components and subassemblies within the Covered Products, we have determined that 3TG are necessary to the functionality or production of certain of the Covered Products manufactured or contracted to manufacturing during calendar year 2024. Accordingly, the Company conducted in good faith a reasonable country of origin inquiry (the “RCOI”) to determine whether any 3TG contained in the Covered Products originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and or Angola (together the “Covered Countries”).

The elements of the RCOI were: identification of the relevant suppliers; data collection; and assessment to determine whether further due diligence was required.

●	Identification of the suppliers: We initially identified 37 suppliers that may have provided 3TG used in the Covered Products (the “Supplier Group”).
●	Data Collection: We distributed information to the Supplier Group about the Rule and requested information regarding the source of 3TG contained in the components and subassemblies supplied to manufacture the Covered Products. We sent the Supplier Group the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”). The CMRT is designed to obtain sourcing information on the 3TG contained in materials manufactured or supplied by the Supplier Group used in the Covered Products, or as a company-level declaration, including information on the type of 3TG involved, the source and country of origin of the 3TG, as well as the smelters and refiners of those 3TG. We reviewed responses to the CMRT for plausibility, consistency, and completeness. We also reviewed smelters or refiners reported on responses to the CMRT against the Responsible Minerals Assurance Process (“RMAP”)-Active database that contains all of the smelters or refiners that are under the RMI RMAP-Active Program. For smelters or refiners that could not be identified against the RMAP-Active database, we checked the smelter against the Covered Countries list. Of the 37 entities identified in the Supplier Group, we received completed CMRT responses from more than 90% of the entities.
●	Assessment: Based on the RCOI, the Company has reason to believe that some 3TG used in the Covered Products may have originated in the Covered Countries. Accordingly, we conducted further due diligence on the source and chain of custody of 3TG contained in components and subassemblies provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material aspects, with the Organization for Economic Co-operation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

The Company has established a management system to determine the source and chain of custody of 3TG in our supply chain, including the following key components:

Conflict Minerals Policy. We have adopted a Conflict Minerals Policy that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our supply chain and to compliance with the Rule. The Conflict Minerals Policy is publicly available on our website at: https://www.merit.com/compliance/conflict-minerals-policy/

Internal Team. Our management system includes oversight of our RCOI and due diligence processes by a team made up of representatives from various departments within the Company, such as Operations (which includes members from our manufacturing and procurement functions), Environment, Social and Governance, and Legal. The team is responsible for assessing any risks that may exist in our supply chain. Our Vice President, Environment, Social and Governance (“ESG”), oversees the work of our 3TG compliance team.

Control Systems. We utilize the CMRT sent to the Supplier Group to gather information on the chain of custody of 3TG included in the Covered Products.

Supplier Engagement. Our Vice President, Global Strategic Sourcing, has communicated to the Supplier Group our obligations under the Rule by distributing to them the CMRT and providing them with information on compliance with the Rule.

Grievance Mechanism. We have a company level grievance mechanism as part of our Code of Conduct for Suppliers and Code of Conduct for Employees, as well as an ethics hotline hosted by a third party that provides both internal and external stakeholders with a mechanism to report violations of our policies or other concerns. We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

Record retention. We have a record retention policy applicable to conflict minerals-related documentation.

Step 2: Identify and Assess Risk in the Supply Chain

Distribution of CMRT to Supplier Group. In 2024, Our Vice President, Global Strategic Sourcing, distributed the CMRT to the Supplier Group to gather information on our supply chain, including (i) whether any of the minerals which could potentially be classified as 3TG are contained in materials the Supplier Group supplied to Merit or its contract manufacturers and (ii) whether those minerals originated from the Covered Countries.

Assessment of Supplier Group Responses. Of the relevant entities comprising the Supplier Group, we received fully completed CMRT responses from more than 90% of the group. We reviewed each response to assess the adequacy of such response. Suppliers that initially failed to respond to the CMRT or that did not provide responses to all applicable questions in the CMRT received follow-up communications from the Company requesting additional information. If supplier responses indicated that 3TG contained in components and subassemblies for the Covered Products may have originated from the Covered Countries and are not conformant to the RMI RMAP (or a cross-recognized program), then such responses were reviewed by the Company and reported to our Strategic Global Sourcing department for further review and determination of follow-up actions.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We work to implement a risk management plan to address concerns that a supplier may be providing 3TG sourced from the Covered Countries for the production of the Covered Products. If a supplier indicates that its products may contain 3TG sourced from the Covered Countries, we will follow up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and smelter or refiner. Identified risks will be reported to the Vice President, Environment, Social and Governance, who will determine appropriate follow-up actions, if any, to mitigate risks.

Step 4: Report on Supply Chain Due Diligence

This report will be filed with the SEC and be publicly available at: https://www.merit.com/compliance/conflict-minerals-report/. The reference to the Company’s website is provided for convenience only, and its contents are neither incorporated by reference into this report nor deemed filed with the SEC.

Due Diligence Results

Based on information from completed responses to the CMRT, we identified 489 unique smelters or refiners used by the Supplier Group that may have been used to process 3TG in the Covered Products. Because many of the supplier responses to the CMRT are company-wide and not specific to the manufacture of the products they supplied to us, the information provided on smelters or refiners may include facilities that do not provide materials that are used in our products. Due to many of the CMRT responses from the Supplier Group containing information on their company-wide operations (and not specific to the manufacture of our products) and due to the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which smelters or refiners or which countries of origin listed in the responses to the CMRT actually provided the specific 3TG used in our Covered Products. Accordingly, as of this reporting period, the Company does not know all the facilities used to process the 3TG used in our Covered Products, or the country of origin of all the 3TG used in our Covered Products.

Steps to be Taken to Mitigate Risk

We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefit armed groups in the Covered Countries:

1.	Continue to work closely with the Supplier Group to obtain the necessary information on the origin of 3TG contained in the materials or components used in the Covered Products and continue to refine our applicability assessment process.
2.	Monitor and encourage the continuing development and progress of traceability measures of the suppliers within the Supplier Group that indicated that the source of 3TG was unknown or not determined.
3.	Engage suppliers to request smelters or refiners who do not participate in the RMI RMAP (or a cross-recognized program) to participate, or to work to transition away from such smelters or refiners.

Cautionary Statement about Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near and long term. These forward-looking statements should be considered in the light of the information included in this report and our other filings with the SEC, including, without limitation, the “Risk Factors” as well as the description of trends and other factors in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our other filings with the SEC.

APPENDIX 1

Known Smelters and Locations

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	USA
Gold	Advanced Chemical Company	USA
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	UAE
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	USA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	USA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Baiyin Nonferrous Group Co., Ltd	China
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bank Of Taiwan	Taiwan
Gold	Bauer Walser AG	Germany
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	China Gold Deal Investment Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil

Gold	Cookson Métaux Précieux - Cookson CLAL	France
Gold	Daejin Indus Co., Ltd.	Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	UAE
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dongwu Gold Group	China
Gold	DSC (Do Sung Corporation)	Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Elemetal Refining, LLC	USA
Gold	Elite Industech Co., Ltd.	Taiwan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	UAE
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	UAE
Gold	Geib Refining Corp.	USA
Gold	GG Refinery Ltd.	Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	South Africa
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	UAE

Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Jinlong Copper Co.,Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Novosibirsk Refinery	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	UAE
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	USA
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	Korea
Gold	LT Metal Ltd.	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	USA
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	USA
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	USA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MK Electron co., Ltd.	Korea
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	N.E. Chemcat Corporation	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia
Gold	Pease & Curren	USA
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	USA
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Republic Metals Corporation	USA
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	USA
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Sam Precious Metals	UAE
Gold	Samduck Precious Metals	Korea
Gold	Samwon Metals Corp.	Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	ScotiaMocatta, The Bank of Nova Scotia	Hong Kong
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shandong Zhongkuang Group Co.,Ltd.	China
Gold	Shang Hai Gold Exchange	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	USA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sovereign Metals	India
Gold	Standard Bank Group	Hong Kong
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea
Gold	TSK Pretech	Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	USA
Gold	Valcambi S.A.	Switzerland
Gold	Value Trading	Belgium
Gold	WEEEREFINING	France
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	Asaka Riken Co., Ltd.	Japan

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CP Metals Inc.	USA
Tantalum	D Block Metals, LLC	USA
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	USA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Powder	USA
Tantalum	KEMET de Mexico	Mexico
Tantalum	Meta Materials	Macedonia
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Plansee SE Reutte	Austria
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QSIL Metals Hermsdorf GmbH	Germany
Tantalum	QuantumClean	USA
Tantalum	RFH Recycling Metals Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Telex Metals	USA
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China

Tin	Alpha	USA
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Arco Alloys	USA
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Chofu Works	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	DingNan JiaWang HuanBao Co. LTD	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Tin	GUANGDONG JIATIAN STANNUM PRODUCTS CO., LTD	China
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hulterworth Smelter	China
Tin	Hunan Xianghualing Tin Co. ltd	China
Tin	Jiang Jia Wang Technology Co.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	Kovohute Pribram nastupnicka, a. s.	Czech Republic
Tin	LIAN JING	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Medeko cast, s.r.o.	Slovakia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	USA
Tin	Metallo Belgium N.V.	Belgium
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	DRC
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nathan Trotter & Co., Inc.	USA
Tin	Ney Metals and Alloys	USA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Tin Combine	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	Pan Light Corporation	Taiwan
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT NATARI	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia

Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rian Resources SDN. BHD.	Malaysia
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Tin	Rui Da Hung	Taiwan
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shangrao Xuri Smelting Factory	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.	Brazil
Tin	Solder Court Ltd.	China
Tin	Spectro Alloys Corp.	USA
Tin	Super Ligas	Brazil
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan
Tin	Taiwan Huanliang	Taiwan
Tin	Taiwan's lofty Enterprises Ltd.	Taiwan
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Tennessee Aluminum Processors	USA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thaisarco	Thailand
Tin	Three green surface technology limited company	China
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	TIN PLATING GEJIU	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	USA
Tin	TONG LONG	China
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	TRATHO Metal Quimica	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Untracore Co., Ltd.	Thailand
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	WELLEY	Taiwan
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China

Tin	XURI	China
Tin	Yifeng Tin	China
Tin	Yiquan Manufacturing	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	ООО "Новосибирский оловянный комбинат"	Russia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russia
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	BESEEM MINING CO., LTD.	China
Tungsten	CB CERATIZIT Zhangzhou Carbide Co.,Ltd	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	USA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Korea
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russia
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam
Tungsten	Kennametal Fallon	USA
Tungsten	Kennametal Huntsville	USA
Tungsten	KGETS Co., Ltd.	Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Lianyou Resources Co., Ltd.	Taiwan
Tungsten	LLC Vostok	Russia
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Moliren Ltd.	Russia
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Niagara Refining LLC	USA
Tungsten	NPP Tyazhmetprom LLC	Russia
Tungsten	OOO “Technolom” 1	Russia
Tungsten	OOO “Technolom” 2	Russia
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Unecha Refractory metals plant	Russia
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China